SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2004.

Wachovia Asset Securitization Issuance, LLC.

(Issuer in respect of the Asset-Backed Certificates, Series 2002-HE2)
(Exact name of registrant as specified in its charter)

North Carolina	333-97457	56-1967773

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wachovia Asset Securitization Inc, 301 South College Street, Suite D, Charlotte, NC 28288-5578

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code (704) 383-4634

(Former name or former address, if changed since last report.)

Item 5. See the monthly statement to Bondholders attached as Exhibit 20.1 hereto reflecting the required information for the February 25, 2004 payment to the Asset-Backed Certificates, Series 2002-HE2

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Item 601 (a) of Regulation.
S-K Exhibit Number.

20.1   Monthly statement to holders of Asset-Backed Certificates, Series 2002-HE2 relating to the February 25, 2004 Payment Date.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of Asset-Backed Certificates, Series 2002-HE2 by the undersigned thereunto duly authorized.

Dated: May 12, 2004	By:	Wachovia Asset Securitization Issuance, LLC, as Depositor

	By:	Wachovia Bank, National Association, as Attorney-in-fact

	By:	/s/ April Hughey
	Name:	April Hughey
	Title:	Vice President

EXHIBIT INDEX

20.1 Monthly statement to holders of Asset-Backed Certificates, Series 2002-HE2 relating to the February 25, 2004 Payment Date.